Exhibit 99.1

Investor Relations and Media Contact

Christina Hachikian

847/653-7166

Taylor Capital Group Announces

Results of 2011 Annual Meeting

CHICAGO, IL - May 13, 2011 - Taylor Capital Group, Inc. (the "Company") (NASDAQ: TAYC), the holding company for Cole Taylor Bank, one of Chicago's leading middle market commercial banks, announced today the outcome of its Annual Meeting of Stockholders that was held on May 12, 2011.

At the meeting, the Company's stockholders approved: the re-election of all of the members of the Board of Directors: Bruce W. Taylor, Mark A. Hoppe, Harrison I. Steans, Ronald L. Bliwas, C. Bryan Daniels, Ronald D. Emanuel, M. Hill Hammock, Elzie L. Higginbottom, Michael H. Moskow, Louise O'Sullivan, Melvin E. Pearl, Shepherd G. Pryor, IV, Jennifer W. Steans, Jeffrey W. Taylor and Richard W. Tinberg. These directors will hold office until the 2012 Annual Meeting of Stockholders or until their successors are elected and qualified.

In addition, the Company's stockholders approved the Company's 2011 Incentive Compensation Plan as outlined in the Company's Proxy Statement filed with the SEC on April 12, 2011.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.3 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.